SYSTEMS TRADING INC
48 S. Service Road
Suite 203
Melville, NY 11747
631-389-3164

Addendum 1 to Lease DSC003

All terms and conditions of existing Master Lease Agreement DSC003 shall apply to this Addendum and shall remain in full force until end of Lease DSC003
On signing this Addendum, Data Storage Corporation agrees that the Start Date for Lease DSC003 will change from January 1, 2019 to April 1, 2019.

THE PERSON SIGNING THIS ADDENDUM HEREBY REPRESENTS THAT HE OR SHE IS DULY AUTHORIZED TO ACT ON BEHALF OF, AND BIND, THEIR COMPANY.

SYSTEMS TRADING, INC

Name: Hal Schwartz Title: President

Signed: /s/ Harold Schwartz Date: 3/20/2019

DATA STORAGE CORPORATION

Name: Tom Kempster Title: President, Serve Ops

Signed: /s/Thomas Kempster Date: 3/7/2019

DATA STORAGE CORPORATION

Name: Chuck Piluso Title: CEO

Signed: /s/ Charles Piluso Date: 3/19/2019

-